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EXHIBIT 10.57
                             WANG LABORATORIES, INC.

                            (a Delaware Corporation)

                               AMENDMENT NO. 1 TO

                 1993 DIRECTORS' STOCK OPTION PLAN (the "Plan")


         Pursuant to a vote of the Board of Directors of Wang Laboratories, Inc. (the "Company") on March 26, 1997, the Plan has been amended as follows:

1. Section 4(d) is amended by deleting the first sentence of the paragraph.

2. Section 5 "Amendments" is amended and restated in its entirety as follows:

         "5. AMENDMENTS. The Board of Directors may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may increase the number of shares subject to the Plan."